UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Global Blood Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Global Blood Therapeutics, Inc.
400 East Jamie Court, Suite 101
South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 16, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Global Blood Therapeutics, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 16, 2016 at 1:00 p.m. local time, at the offices of Global Blood Therapeutics, Inc., 400 East Jamie Court, Suite 101, South San Francisco, California 94080, for the following purposes:

1.	To elect the three Class I directors, as nominated by the Board of Directors, to hold office until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.
3.	To ratify the Company's 2015 Stock Option and Incentive Plan.
4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
Proposal 1 relates solely to the election of three Class I directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.
The Board of Directors has fixed the close of business on Friday, April 22, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, or at any adjournments of the Annual Meeting of Stockholders.
In order to ensure your representation at the Annual Meeting of Stockholders, you are requested to submit your proxy as instructed in the Important Notice Regarding the Availability of Proxy Materials that you will receive in the mail. You may also request a paper proxy card at any time on or before June 2, 2016 to submit your vote by mail. If you attend the Annual Meeting of Stockholders and file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

By Order of the Board of Directors
Global Blood Therapeutics, Inc.
/s/ Ted W. Love, M.D.
Ted W. Love, M.D.
President and Chief Executive Officer
South San Francisco, California
April 28, 2016

Your vote is important, whether or not you expect to attend the Annual Meeting of Stockholders. You are urged to vote either via the Internet or telephone, or vote by mail by requesting a printed copy of the proxy card, as instructed in the Important Notice Regarding the Availability of Proxy Materials that you will receive in the mail. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

GLOBAL BLOOD THERAPEUTICS, INC.

PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
June 16, 2016
INFORMATION CONCERNING SOLICITATION AND VOTING
General
This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies for use prior to or at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Global Blood Therapeutics, Inc. (the “Company”), a Delaware corporation, to be held at 1:00 p.m., local time, on Thursday, June 16, 2016 and at any adjournments or postponements thereof for the following purposes:

1.
To elect three Class I directors, as nominated by the Company's Board of Directors (“Board of Directors”), to hold office until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016;
3.	To ratify the Company’s 2015 Stock Option and Incentive Plan; and
4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Annual Meeting will be held at the offices of the Company, 400 East Jamie Court, Suite 101, South San Francisco, California 94080. On or about April 28, 2016, we mailed to all stockholders entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2015 Annual Report on Form 10-K (“Annual Report”).
Solicitation
This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to stockholders.
Important Notice Regarding the Availability of Proxy Materials
In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, the Company may furnish proxy materials via the internet. Accordingly, all of the Company's stockholders will receive a Notice, to be mailed on or about April 28, 2016.
On the date of mailing the Notice, stockholders will be able to access all of the proxy materials on the website at www.proxyvote.com. The proxy materials will be available free of charge. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials (including the Annual Report) over the internet or through other methods specified on the website. The website contains instructions as to how to vote by internet or over the telephone. The Notice also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice.
Voting Rights and Outstanding Shares
Only holders of record of our common stock as of the close of business on April 22, 2016 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of common stock will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on April 22, 2016, there were 30,531,425 shares of common stock issued and outstanding.
A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the outstanding shares of our common stock (present in person or represented by proxy) will constitute a quorum. We will appoint an inspector of elections for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the Annual Meeting. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.
Votes Required for Each Proposal
To elect our directors and approve the other proposals being considered at the Annual Meeting, the voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Permitted?
Election of Directors	Plurality	No
Ratification of KPMG LLP	Majority	Yes
Ratification of 2015 Stock Option and Incentive Plan	Majority	No
“Discretionary Voting Permitted” means that brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.
“Majority” means a majority of the votes properly cast for and against such matter.
“Plurality” means a plurality of the votes properly cast on such matter. For the election of directors, the three nominees receiving the plurality of votes entitled to vote and cast will be elected as directors.
The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:
Proposal One—Election of Directors. If a quorum is present, the director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” for any nominee by specifying the name of the nominee on your proxy card. Proposal One is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.
Proposal Two—Approval of the Ratification of KPMG LLP as Independent Registered Public Accounting Firm. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Proposal Two is considered to be a discretionary item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.
Proposal Three—Approval of the Ratification of the Company’s 2015 Stock Option and Incentive Plan. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Proposal Three is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.
We request that you vote your shares by proxy following the methods as instructed by the Notice: over the Internet, by telephone or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to or at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR (i) the election of each of the Company's three (3) nominees as Class I directors; (ii) the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016; (iii) the ratification of our 2015 Stock Option and Incentive Plan; and (iv) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.
Voting by Proxy Over the Internet or by Telephone
Stockholders whose shares are registered in their own names may vote by proxy by mail, over the Internet or by telephone. Instructions for voting by proxy over the Internet or by telephone are set forth on the Notice. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on June 15, 2016. The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.
If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this Proxy Statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.
Revocability of Proxies
Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company's Secretary or by submitting a duly executed proxy bearing a later date prior to the time of the Annual Meeting. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to notify the Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to John Schembri, Secretary, c/o Global Blood Therapeutics, Inc., at the address of our principal executive offices at 400 East Jamie Court, Suite 101, South San Francisco, CA 94080. Our telephone number is (650) 741-7700. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.
Stockholder Proposals to be Presented at the Next Annual Meeting
Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit proposals to the Board of Directors to be presented at the 2017 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than December 29, 2016 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. If the date of the 2017 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the U.S. Securities and Exchange Commission (the “SEC”). A proposal submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if received after March 14, 2017.
Our Amended and Restated Bylaws (“Bylaws”) also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder's notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than February 16, 2017 and no later than March 17, 2017. Our Bylaws also specify requirements as to the form and content of a stockholder's notice.
The Board of Directors, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1
ELECTION OF DIRECTORS
General
Our certificate of incorporation provides for a Board of Directors that is divided into three classes. The term for each class is three years, staggered over time. This year, the term of the directors in Class I expires. Our three Class I directors will each stand for re-election at the Annual Meeting. Our Board of Directors is currently comprised of nine members. If all of the Class I director nominees are elected at the Annual Meeting, the composition of our Board of Directors will be as follows: Class I—Drs. Ted W. Love, Charles Homcy and Glenn F. Pierce; Class II—Messrs. Michael W. Bonney and Willie L. Brown, Jr. and Dr. Philip A. Pizzo; and Class III—Messrs. Scott W. Morrison, Deval L. Patrick and Mark L. Perry.
In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the three Class I nominees designated below to serve until the 2019 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each nominee is currently a director. The Board of Directors expects that each nominee will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors. The biographies of our directors and their ages as of March 31, 2016 are set forth below.

Name	Age	Position
Ted W. Love, M.D.	57	President, Chief Executive Officer and Director
Michael W. Bonney(2)(3)	57	Director
Willie L. Brown, Jr.(3)	82	Director
Charles Homcy, M.D.(4)	67	Director
Scott W. Morrison(1)	58	Director
Deval L. Patrick(1)(2)	59	Director
Mark L. Perry(1)(2)	60	Director
Glenn F. Pierce, M.D., Ph.D.(4)	60	Director
Philip A. Pizzo, M.D.(3)(4)	71	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Research and Development Committee.
Nominees for Director
Class I:
The persons listed below are nominated for election to Class I of the Board of Directors to serve a three-year term ending at the 2019 annual meeting of stockholders and until their successors are elected and qualified.
The Board of Directors recommends that you vote FOR the following nominees
Ted W. Love, M.D. has served as our Chief Executive Officer and President since June 2014, and as a member of our Board of Directors since September 2013. From February 2010 to August 2012, Dr. Love served as executive vice president, research and development and technical operations of Onyx Pharmaceuticals, Inc., a biopharmaceutical company. Prior to that, from 2001 to January 2009, he served as president, chief executive officer and chairman of Nuvelo, Inc., a biopharmaceutical company, and previously served as senior vice president, development of Theravance, Inc., a biopharmaceutical company, from 1998 to 2001. Previously, he spent six years at Genentech, Inc., a biotechnology company, where he held a number of senior management positions in medical affairs and product development and served as chairman of Genentech’s Product Development Committee. Dr. Love currently serves on the board of directors of Amicus Therapeutics, Inc. and Oncothyreon Inc., both biopharmaceutical companies. Dr. Love holds a B.A. from Haverford College and an M.D. from Yale Medical School. He completed a residency in internal medicine and fellowship in cardiology at the Massachusetts General Hospital. Dr. Love’s qualifications to serve on our Board of Directors include his role as our principal executive officer and more than 20 years of broad leadership and management experience in the pharmaceutical industry.
Charles Homcy, M.D. has served as a member of our Board of Directors since February 2011. In 2010, Dr. Homcy joined Third Rock Ventures, a venture capital firm, as a venture partner. He served as president and chief executive officer of Portola Pharmaceuticals, Inc., a biopharmaceutical company, since co-founding the company in 2003 until 2010. Prior to that, Dr. Homcy served as the president of research and development at Millennium Pharmaceuticals, Inc., a biopharmaceutical company, following its acquisition of COR Therapeutics Inc. in 2002. He joined COR in 1995 as executive vice president of research and development, and he served as a director of the company from 1998 to 2002. Dr. Homcy has been a clinical professor of medicine at the University of California, San Francisco Medical School, and attending physician at the San Francisco Veterans Affairs Hospital since 1997. He was previously president of the medical research division of American Cyanamid-Lederle Laboratories, a division of Wyeth-Ayest Laboratories. He currently serves as co-chairman of the board of directors of Portola and on the board of directors of MyoKardia, Inc., and TOPICA Pharmaceuticals, Inc., both biopharmaceutical companies. Dr. Homcy holds a B.A. and an M.D. from Johns Hopkins University. Dr. Homcy’s qualifications to serve on our Board of Directors include his significant experience building and leading successful biotechnology companies and his scientific expertise.
Glenn F. Pierce, M.D., Ph.D. has served as a member of our Board of Directors since February 2016. In February 2016, Dr. Pierce joined Third Rock Ventures, a venture capital firm, as an entrepreneur-in-residence. Since May 2014, Dr. Pierce has served as an independent advisor to biotechnology companies in research and development programs. Dr. Pierce retired from Biogen Inc., a biotechnology company, in May 2014, where he served in various roles since joining Biogen in March 2009, including as chief medical officer for hematology, and as head of global medical affairs, and most recently led the Hematology, Cell and Gene Therapies division. He had overall R&D responsibility for hemophilia and hemoglobinopathies and led the research and clinical development of extended half-life FVIII and FIX Fc fusions, which culminated in multiple regulatory approvals in 2014. He is the co-author of more than 150 scientific papers and has over 15 patents. He currently serves on the World Federation of Hemophilia (WFH) and WFHUSA board of directors and on the National Hemophilia Foundation (NHF) (U.S.) Medical and Scientific Advisory Council. Dr. Pierce received an M.D. and a Ph.D. in immunology from Case Western Reserve University in Cleveland and conducted postgraduate training in pathology and hematology research at Washington University in St. Louis. Dr. Pierce’s qualifications to serve on our Board of Directors include nearly 30 years of experience in leading biotechnology research and development in small, large, public and private biotechnology and biopharmaceutical firms.
Class II: Currently Serving Until the 2017 Annual Meeting
Michael W. Bonney has served as a member of our Board of Directors since February 2016. In January 2016, Mr. Bonney joined Third Rock Ventures, a venture capital firm, as a partner. He served as chief executive officer and a member of the board of directors of Cubist Pharmaceuticals, Inc., a biopharmaceutical company (now a wholly-owned subsidiary of Merck & Co., Inc.), from June 2003 until his retirement in December 2014. Prior to that, he held various positions of increasing responsibility at Biogen, a biopharmaceutical company, including vice president, sales and marketing, and at Zeneca Pharmaceuticals, where he held positions in sales, marketing and strategic planning. Mr. Bonney currently serves as chairman of the board of directors for Alnylam Pharmaceuticals, Inc., a biopharmaceutical company, and as a board member for Celgene Corporation, a global biopharmaceutical company, the Whitehead Institute for Biomedical Research and the Gulf of Maine Research Institute. He was a director of NPS Pharmaceuticals, Inc., a biopharmaceutical company, from 2005 until its sale to Shire Plc in February 2015. He is also a trustee of the Tekla complex of life sciences and healthcare dedicated funds, which include the H&Q Healthcare Investors and H&Q Life Sciences Investors funds. Mr. Bonney earned a B.A. in economics from Bates College, where he now serves as chairman of the board of trustees. Mr. Bonney’s qualifications to serve on our Board of Directors include his extensive operational, commercial and senior management experience in the biopharmaceutical industry, as well as his experience serving on the board of directors (and certain of their key standing committees) of other companies and trade organizations within the biopharmaceutical industry.
Willie L. Brown, Jr. has served as a member of our Board of Directors since January 2015. Since January 2004, Mr. Brown has served as an attorney at law representing clients before state and local governments. Prior to that, from January 1996 to January 2004, Mr. Brown served as the 41st mayor of San Francisco. Mr. Brown is a practicing attorney, community leader and well-respected public official who served over 31 years in the California State Assembly, spending more than 14 years as its Speaker, from 1980 to 1995. He currently serves as chairman and chief executive officer of The Willie L. Brown, Jr. Institute on Politics and Public Service,

an independent, non-profit organization providing a forum for non-partisan education, debate and discussion of public policy issues. Mr. Brown holds a degree in political science from San Francisco State University and a J.D. from University of California, Hastings College of the Law. He has received over 17 honorary degrees from prestigious institutions throughout his life. Mr. Brown’s qualifications to serve on our Board of Directors include more than 50 years of political, business and non-profit experience.
Philip A. Pizzo, M.D. has served as a member of our Board of Directors since September 2015. Dr. Pizzo currently serves as the David and Susan Heckerman Professor of Pediatrics and of Microbiology and Immunology at Stanford School of Medicine and is a founding director of the Stanford Distinguished Careers Institute. Since 2013, he has served on the board of directors of MRI Interventions, Inc., a publicly-traded medical device company. He previously served as Dean of the Stanford School of Medicine from 2001 to 2012, where he was also the Carl and Elizabeth Naumann Professor of Pediatrics and of Microbiology and Immunology. Before joining Stanford, he was the physician-in-chief of Children’s Hospital in Boston and chair of the Department of Pediatrics at Harvard Medical School from 1996 to 2001. Prior to that, Dr. Pizzo was at the National Cancer Institute, eventually serving as chief of pediatrics and acting scientific director in the Division of Clinical Sciences. Dr. Pizzo is the author of more than 630 scientific articles and 16 books and monographs, has received numerous awards and honors, is a member of the Institute of Medicine, and serves on several international boards. Dr. Pizzo holds a B.A. from Fordham University and an M.D. from the University of Rochester, School of Medicine. Dr. Pizzo’s qualifications to serve on our Board of Directors include his leadership in academic medicine and his work in the fields of pediatric medicine, science, education and healthcare.
Class III: Currently Serving Until the 2018 Annual Meeting
Scott W. Morrison has served as a member of our Board of Directors since January 2016. From 1996 to December 2015, Mr. Morrison was a partner at Ernst & Young LLP, a public accounting firm, and served as its U.S. Life Sciences Leader since 2002. He currently serves on the board of directors of Corvus Pharmaceuticals, Inc., a biopharmaceutical company, and Audentes Therapeutics, Inc., a biotechnology company. Mr. Morrison has served on numerous life sciences industry boards, including the Biotechnology Industry Organization (BIO) ECS Board, the Bay Area Bioscience Center, the California Life Sciences Foundation and the Biotechnology Institute. Mr. Morrison holds a B.S. in Accounting and Finance from the University of California, Berkeley and is a Certified Public Accountant (inactive). Mr. Morrison’s qualifications to serve on our Board of Directors include significant accounting expertise and knowledge of the life sciences industry through his 35 year career in public accounting serving public and private companies in the life sciences sector.
Deval L. Patrick has served as a member of our Board of Directors since April 2015. In April 2015, Mr. Patrick joined Bain Capital, LP, where he serves as managing director. From January 2007 to January 2015, Mr. Patrick served as the governor of Massachusetts. Prior to his tenure in government, from 2000 to 2004, Mr. Patrick served as the executive vice president and general counsel at The Coca-Cola Company. Prior to that, he served as vice president and general counsel at Texaco Inc., from 1998 to 1999. Mr. Patrick received an A.B. in English and American Literature from Harvard College and a J.D. from Harvard Law School. Mr. Patrick’s qualifications to serve on our Board of Directors include his significant experience as a business and government leader with a record of success in solving complex problems, making strategic investments, managing crises and building teams locally, nationally and internationally.
Mark L. Perry has served as a member of our Board of Directors since April 2015. From October 2012 to October 2013, Mr. Perry served as an entrepreneur-in-residence at Third Rock Ventures. Since August 2011, he has served on various boards of companies and non-profit organizations. In October 2004, Mr. Perry joined Aerovance, Inc., a biopharmaceutical company, as a director, and he served as president and chief executive officer of Aerovance from February 2007 to October 2011. Prior to that, Mr. Perry served as the senior business adviser of Gilead Sciences, Inc., a biopharmaceutical company, from April 2004 to February 2007 and as an executive officer from May 1994 to April 2004, during which time he served in a variety of capacities, including general counsel, chief financial officer and executive vice president of operations. Earlier in his career, from 1981 to 1994, Mr. Perry served as an attorney at Cooley LLP, and was a partner of the firm from 1987 to 1994. Mr. Perry currently serves on the board of directors of Nvidia Corporation, a visual computing company, and MyoKardia, Inc., a biopharmaceutical company. Mr. Perry received a B.A. in history from the University of California, Berkeley and a J.D. from the University of California, Davis. Mr. Perry’s qualifications to serve on our Board of Directors include more than 30 years of experience serving in professional and management positions in the biotechnology industry.
Board of Directors' Role in Risk Management
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, clinical and regulatory matters, operations and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of our Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company.
Board of Directors and Committees of the Board
During 2015, the Board of Directors held a total of seven meetings. All directors attended at least 75% of the total number of Board meetings and all directors attended at least 75% of the total number of meetings of Board committees on which the director served during the time he served on the Board or such committees.
Our Board of Directors has determined that all of our directors, except for Dr. Love, are independent, as determined in accordance with the rules of The NASDAQ Stock Market (“NASDAQ”) and the SEC. In making such independence determination, the Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors also considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.
The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Research and Development Committee. Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed entirely of independent directors in accordance with current NASDAQ listing standards. Furthermore, our Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the SEC. Copies of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters and our corporate governance guidelines are available, free of charge, on our website at http://www.globalbloodtx.com, under the “Investors & Media/Corporate Governance” link.
Audit Committee
Mr. Morrison, Mr. Patrick and Mr. Perry currently serve on the Audit Committee, which is chaired by Mr. Morrison. Our Board of Directors has determined that each of Mr. Morrison and Mr. Perry is an “Audit Committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee's responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•
recommending, based upon the Audit Committee's review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases and scripts.
During 2015, Mr. Patrick, Mr. Perry and Mr. Starr served on the Audit Committee and the Committee held two meetings.
Compensation Committee
Mr. Perry, Mr. Bonney and Mr. Patrick currently serve on the Compensation Committee, which is chaired by Mr. Perry. The Compensation Committee's responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer;

•	reviewing and approving the compensation of our other officers;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable NASDAQ Stock Market rules;

•	retaining and approving the compensation of any compensation advisors;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to our Board of Directors with respect to director compensation;

•	preparing the compensation committee report required by the SEC rules to be included in our annual proxy statement; and

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.
Pursuant to its charter, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation. The Compensation Committee engaged Compensia, Inc. (“Compensia”) and Arnosti, Inc. ("Arnosti") as compensation consultants in 2015. The Compensation Committee instructed the consultants to develop a peer group of companies to assess the competitiveness of the executive, equity and Board of Directors compensation programs and to review the Company's equity program and broader equity practices. Our Compensation Committee plans to retain one or more third-party compensation advisors to provide similar information and advice in future years for consideration in establishing overall compensation for the Company’s executives and directors. We do not believe the retention of, and the work performed by, Compensia and Arnosti creates any conflict of interest.
During 2015, Dr. Homcy, Mr. Patrick and Mr. Perry served on the Compensation Committee and the Committee held one meeting.
Nominating and Corporate Governance Committee
Mr. Brown, Mr. Bonney and Dr. Pizzo currently serve on the Nominating and Corporate Governance Committee, which is chaired by Mr. Brown. The Nominating and Corporate Governance Committee's responsibilities include:

•	developing and recommending to the Board of Directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;

•	reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board's committees;

•	developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines;

•	developing a mechanism by which violations of the code of business conduct and ethics can be reported in a confidential manner;

•	overseeing the evaluation of the Board of Directors and its committees; and

•	reviewing and discussing with the Board of Directors the corporate succession plans for the Chief Executive Officer and other executive officers.
During 2015, Mr. Brown and Dr. Homcy served on the Nominating and Corporate Governance Committee and the Committee did not hold any meetings.
Research and Development Committee
Our Board of Directors formed a Research and Development Committee in March 2016. Dr. Pierce, Dr. Homcy and Dr. Pizzo currently serve on the Research and Development Committee, which is chaired by Dr. Pierce. Our Board of Directors intends to adopt a written charter setting forth the duties and responsibilities of the Research and Development Committee, which will be made available on our website following adoption.
Board Leadership
We do not currently have a Chairman of the Board, but we have appointed Mark L. Perry to serve as our lead independent director. We believe that the appointment of a lead independent director allows our Chief Executive Officer to focus on our day-to-day business, while allowing the lead independent director to lead our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our lead independent director, particularly as our Board of Directors' oversight responsibilities continue to grow.
While our Bylaws and corporate governance guidelines do not require that we appoint a separate Chairman of the Board or lead independent director and Chief Executive Officer, our Board of Directors believes that having a Chief Executive Officer and a separate designated lead independent director is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our separated lead independent director and Chief Executive Officer positions are augmented by the independence of eight of our nine directors, and our entirely independent Board committees that provide appropriate oversight in the areas described above. At executive sessions of independent directors, these directors speak candidly on any matter of interest, without the Chief Executive Officer or other executives present. The independent directors met two times in 2015 without management present. We believe this structure provides consistent and effective oversight of our management and the Company.
Director Nominations
The director qualifications developed to date focus on what our Board believes to be essential competencies to effectively serve on the Board of Directors. The Nominating and Corporate Governance Committee must reassess such criteria from time to time and submit any proposed changes to the Board of Directors for approval. Presently, at a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee it recommends (i) has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing, (ii) is highly accomplished in his or her respective field, with superior credentials and recognition, (iii) is well regarded in the community and has a long-term reputation for high ethical and moral standards, (iv) has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve, and (v) to the extent such nominee serves or has previously served on other boards, the nominee has a demonstrated history of actively contributing at board meetings.
In addition to those minimum qualifications, the Nominating and Corporate Governance Committee recommends that our Board of Directors select persons for nomination to help ensure that:

•	a majority of our Board is “independent” in accordance with NASDAQ standards;

•	each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be comprised entirely of independent directors; and

•
at least one member of the Audit Committee shall have the experience, education and other qualifications necessary to qualify as an “Audit Committee financial expert” as defined by the rules of the SEC.

In addition to other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and compensation of the Board of Directors, the Nominating and Corporate Governance Committee may consider the following factors when recommending that our Board select persons for nomination:

•	whether a nominee has direct experience in the biotechnology or pharmaceuticals industry or in other fields relevant to the Company’s operations; and

•	whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.
Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.
The Nominating and Corporate Governance Committee adheres to the following process for identifying and evaluating nominees for the Board of Directors. First, it solicits recommendations for nominees from non-management directors, our Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Corporate Governance Committee then reviews and evaluates the qualifications of proposed nominees and conducts inquiries it deems appropriate; all proposed nominees are evaluated in the same manner, regardless of who initially recommended such nominee. In reviewing and evaluating proposed nominees, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by our Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed nominee, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board.
If the Nominating and Corporate Governance Committee decides to retain a third-party search firm to identify proposed nominees, it has sole authority to retain and terminate such firm and to approve any such firm's fees and other retention terms.
Each nominee for election as director at the 2016 Annual Meeting is recommended by the Nominating and Corporate Governance Committee and is presently a director and stands for re-election by the stockholders. From time to time, the Company may pay fees to third-party search firms to assist in identifying and evaluating potential nominees, although no such fees have been paid in connection with nominations to be acted upon at the 2016 Annual Meeting.
Pursuant to our Bylaws, stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record at the time of giving the notice, entitled to vote at the meeting, present (in person or by proxy) at the meeting and must comply with the notice procedures in our Bylaws. A stockholder's notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder's notice of nomination may not be made at a special meeting unless such special meeting is held in lieu of an annual meeting. The stockholder's notice must include the following information for the person making the nomination:

•	name and address;

•	the class and number of shares of the Company owned beneficially or of record;

•
disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price of value of shares of the Company;

•
any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

•	any agreement, arrangement, understanding or relationship engaged in for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

•	any rights to dividends or other distributions on the shares that are separate from the underlying shares;

•	any performance-related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares of the Company;

•
a description of all agreements, arrangements or understandings by and between the proposing stockholder and another person relating to the proposed business (including an identification of each party to such agreement, arrangement or understanding and the names, addresses and class and number of shares owned beneficially or of record of other stockholders known by the proposing stockholder support such proposed business);

•
a statement whether or not the proposing stockholder will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all shares of capital stock required to approve the proposal or, in the case of director nominations, at least the percentage of voting power of all of the shares of capital stock reasonably believed by the proposing stockholder to be sufficient to elect the nominee; and

•	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

With respect to proposed director nominees, the stockholder's notice must include all information required to be disclosed in a proxy statement in connection with a contested election of directors or otherwise required pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).
For matters other than the election of directors, the stockholder's notice must also include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder(s) proposing the business.
The stockholder's notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.
The Board of Directors, a designated committee thereof or the chairman of the meeting will determine if the procedures in our Bylaws have been followed, and if not, declare that the proposal or nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation of the nominee's independence. There have been no material changes to the process by which stockholders may recommend nominees to our Board of Directors.
Stockholder Communications with the Board of Directors
Stockholders may send correspondence to the Board of Directors c/o the Lead Director of the Board at our principal executive offices at the address set forth above. The Company will forward all correspondence addressed to the Board or any individual Board member. Stockholders may also communicate online with our Board of Directors as a group by accessing our website (www.globalbloodtx.com) and selecting the “Investors & Media “ tab.
Director Attendance at Annual Meetings
Directors are encouraged to attend the Annual Meeting.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is, or has at any time during the past fiscal year been, an officer or employee of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the members of the Compensation Committee has formerly been an officer of the Company. None of our executive officers serve, or in the past fiscal year, have served as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
Director Compensation
In July 2015, our Board of Directors adopted a non-employee director compensation policy, which became effective upon the completion of our initial public offering in August 2015, that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high-caliber non-employee directors. Under this policy, all non-employee directors are paid cash compensation for service on the Board of Directors and committees of the Board of Directors as set forth below, prorated based on days of service during a calendar year.

Board of Directors:	Annual Retainer
All non-employee members	$35,000
Additional Annual Retainer
Audit Committee:
Chairperson	$15,000
Non-Chairperson members	$7,500
Compensation Committee:
Chairperson	$10,000
Non-Chairperson members	$5,000

Nominating and Corporate Governance Committee:
Chairperson	$8,000
Non-Chairperson members	$4,000
In addition, under the policy, each new non-employee director who is initially appointed or elected to our Board of Directors will receive an option grant to purchase up to 30,000 shares of common stock, which will vest in equal monthly installments during the 36 months following the grant date, subject to the director's continued service on our Board of Directors. Thereafter, on the date of each annual meeting of stockholders, each continuing non-employee director will be eligible to receive an annual option grant to purchase up to 15,000 shares of common stock, which will vest in equal monthly installments during the 12 months following the date of grant, subject to the director’s continued service on our Board of Directors. All stock options granted to our non-employee directors pursuant to this policy are subject to full acceleration of vesting upon the consummation of a sale event. Our non-employee directors may also be granted such additional stock options in such amounts and on such dates as our Board of Directors may recommend. All of the foregoing options will be granted with an exercise price equal to the fair market value of our common stock on the date of grant and will be exercisable (to the extent vested) for up to one year following cessation of the director’s service on our Board of Directors, so long as the director was not removed for cause.
We have agreed to reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending Board and committee meetings.
Director Compensation Table—2015
The following table sets forth information with respect to the compensation earned by our non-employee directors during the fiscal year ended December 31, 2015. Dr. Love does not receive compensation for service on the Board of Directors and the compensation paid to Dr. Love as an employee of the Company is set forth under the heading “Compensation of Executive Officers—Summary Compensation Table” below. Directors Michael W. Bonney, Scott W. Morrison and Glenn F. Pierce each joined our Board of Directors in 2016, and accordingly, did not receive any compensation from us during the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Willie L. Brown, Jr.(2)	$31,946	$34,499	$297,677	$364,122
Charles Homcy, M.D.(3)	$16,978	$—	$185,798	$202,776
Deval L. Patrick(4)	$27,432	$—	$346,574	$374,006
Mark L. Perry(5)	$29,361	$72,855	$297,677	$399,893
Philip A. Pizzo, M.D.(6)	$10,386	$—	$901,350	$911,736
Kevin P. Starr(7)	$19,293	$—	$185,798	$205,091

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the restricted stock and option awards granted during 2015 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. These amounts do not reflect the actual economic value that may be realized by the directors upon the vesting of the restricted stock or stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)
Mr. Brown was appointed to the Board of Directors in January 2015 and held stock options to purchase an aggregate of 23,600 shares of common stock and 21,428 shares of unvested restricted stock as of December 31, 2015.

(3)	Dr. Homcy held stock options to purchase an aggregate of 15,000 shares of common stock and 214,285 shares of vested restricted stock as of December 31, 2015.
(4)	Mr. Patrick was appointed to the Board of Directors in April 2015 and held stock options to purchase an aggregate of 45,028 shares of common stock as of December 31, 2015.
(5)
Mr. Perry was appointed to the Board of Directors in April 2015 and held stock options to purchase an aggregate of 23,600 shares of common stock and 21,428 shares of unvested restricted stock as of December 31, 2015.

(6)	Dr. Pizzo was appointed to the Board of Directors in September 2015 and held stock options to purchase an aggregate of 30,000 shares of common stock as of December 31, 2015.
(7)	Mr. Starr resigned from the Board of Directors as of February 5, 2016 and held stock options to purchase an aggregate of 15,000 shares of common stock as of December 31, 2015.
Required Vote
The three (3) nominees receiving the highest number of affirmative votes of all the votes properly cast shall be elected as Class I directors to serve until the 2019 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR the election of the three (3) Class I nominees listed above.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as the Company's independent registered public accounting firm for 2016. Representatives of KPMG LLP will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.
The Company's organizational documents do not require that the stockholders ratify the selection of KPMG LLP as the Company's independent registered public accounting firm, and stockholder ratification is not binding on the Company, the Board or the Audit Committee. The Company requests such ratification, however, as a matter of good corporate practice. The ratification of the selection of KPMG LLP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Our Board, including our Audit Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the ratification of the selection of KPMG LLP as disclosed in this Proxy Statement, we will consider our stockholders' concerns and evaluate what actions may be appropriate to address those concerns, although the Audit Committee, in its discretion, may still retain KPMG LLP.
The following table shows information about fees billed to the Company by KPMG LLP for the fiscal years ended December 31, 2015 and 2014:

Fees billed by KPMG LLP	2015	2014
Audit Fees (1)	$731,394	$48,550
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$731,394	$48,550

(1)
Audit fees of KPMG for the years ending December 31, 2015 and 2014 were for professional services rendered for the audits of our financial statements, including accounting consultation, reviews of quarterly financial statements and professional services rendered in connection with our registration statements. Fees for 2015 include services associated with our initial public offering, which was completed in August 2015.

Audit Committee Pre-Approval Policies
The Audit Committee is directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company's independent registered public accounting firm. The Audit Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board), except that pre-approval is not required for the provision of non-audit services if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit Committee may delegate to the chairperson of the Audit Committee the authority to grant pre-approvals for audit and non-audit services, provided such approvals are presented to the Audit Committee at its next scheduled meeting. All services provided by KPMG LLP during fiscal year 2015 following our initial public offering were pre-approved by the Audit Committee in accordance with the pre-approval policy described above, and all audit fees during fiscal year 2014 were approved by the Board of Directors.
Required Vote
The ratification of the selection of KPMG LLP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

PROPOSAL 3
RATIFICATION OF 2015 STOCK OPTION AND INCENTIVE PLAN
Our Board of Directors believes that stock options and other stock-based incentive awards are an important part of compensation to our employees and consultants which allow the Company to stay competitive in the market for experienced employees while aligning the interests of employees with stockholders. As we advance our lead product candidate, GBT440, further in Phase 1/2 clinical development in sickle cell disease and pursue the clinical development of GBT440 in hypoxemic pulmonary disorders and the clinical development of our Kallikrein inhibitor product candidate in hereditary angioedema we anticipate the need to hire additional personnel while maintaining our existing personnel in order to support these activities. As such, the Board of Directors believes that we need to maintain a competitive position in attracting, retaining and motivating employees and consultants. In order to remain competitive, a major component of employee compensation in the San Francisco, California, market is the award of stock options, and it is incumbent upon the Board of Directors and the Company to ensure that the award of stock options under our 2015 Stock Option and Incentive Plan (the “2015 Plan”) is tax efficient under IRS regulations.
Prior to our initial public offering, the Board of Directors and our stockholders approved the 2015 Plan. Under pertinent IRS regulations, grants made to “Covered Employees” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code) under the 2015 Plan prior to the earlier of (i) the material modification of the 2015 Plan or (ii) our 2019 annual meeting of stockholders (the “Reliance Period”) are not subject to the cap on the Company’s tax deduction imposed by Section 162(m) of the Code with respect to compensation in excess of $1,000,000 per Covered Employee in any year. The Board of Directors seeks stockholders ratification of the 2015 Plan so that certain grants made to Covered Employees under the 2015 Plan, including stock options, stock appreciation rights and restricted stock awards and restricted stock units subject to performance-based vesting, will continue to qualify as “performance-based compensation” under Section 162(m) of the Code beyond the Reliance Period and therefore be exempt from the cap on the Company’s tax deduction imposed by Section 162(m) of the Code.
Our Board of Directors therefore believes that the ratification of the 2015 Plan is in the best interest of our stockholders given our current plans on hiring and the highly competitive environment in which we recruit and retain employees and consultants. If the stockholders do not ratify the 2015 Plan, the Company will either not make grants to Covered Employees under the 2015 Plan after the Reliance Period or will seek stockholder approval of a new stock plan before the end of the Reliance Period.
Summary of Material Features of the 2015 Plan
The material features of the 2015 Plan are:

•
1,430,000 shares of common stock were initially reserved for issuance under the 2015 Plan. On January 1, 2016, the number of shares reserved and available for issuance under the 2015 Plan increased by 1,218,283 shares of common stock pursuant to a provision in the 2015 Plan that provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2016, by the lesser of 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31 or such lesser number as determined by the Board or the compensation committee (the “Annual Increase”);

•
Shares of common stock that are forfeited, canceled, held back upon the exercise or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) under the 2015 Plan and our 2012 Stock Option and Grant Plan (the “2012 Plan”) are added back to the shares of common stock available for issuance under the 2015 Plan;

•	Shares of common stock reacquired by the Company on the open market will not be added to the reserved pool under the 2015 Plan;

•
The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, cash-based awards, performance share awards and dividend equivalent rights is permitted;

•	No dividends or dividend equivalents may be paid on full value shares subject to performance vesting until such shares are actually earned upon satisfaction of the performance criteria;

•
Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price;

•	Any material amendment to the 2015 Plan is subject to approval by our stockholders; and

•	The term of the 2015 Plan will expire on July 23, 2025.
Based solely on the closing price of our common stock as reported by The NASDAQ Global Select Market on March 31, 2016, and the maximum number of shares that would have been available for awards as of such date, the maximum aggregate market value of the common stock that could potentially be issued under the 2015 Plan is $27.8 million.
Qualified Performance-Based Compensation under Section 162(m) of the Code
To ensure that certain awards granted under the 2015 Plan to Covered Employees qualify as “performance-based compensation” under Section 162(m) of the Code, the 2015 Plan provides that the compensation committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) achievement of specified research and development, publication, clinical and/or regulatory milestones, (2) total shareholder return, (3) earnings before interest, taxes, depreciation and amortization, (4) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (5) changes in the market price of the common stock, (6) economic value-added, (7) funds from operations or similar measure, (8) sales or revenue, (9) acquisitions or strategic transactions, (10) operating income (loss), (11) cash flow (including, but not limited to, operating cash flow and free cash flow), (12) return on capital, assets, equity or investment, (13) return on sales, (14) gross or net profit levels, (15) productivity, (16) expense, (17) margins, (18) operating efficiency, (19) customer satisfaction, (20) working capital, (21) earnings (loss) per share of common stock, (22) sales or market shares and (23) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The compensation committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 1,750,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 1,750,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $2,000,000 for any performance cycle.
The Board of Directors believes that it is important to maintain our flexibility to make awards to Covered Employees beyond the Reliance Period and to preserve our tax deduction for awards that qualify as “performance-based compensation” under Section 162(m) of the Code.
Summary of the 2015 Plan
The following description of certain features of the 2015 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2015 Plan, which is attached hereto as Appendix A.
Plan Administration. The 2015 Plan is administered by the compensation committee. The compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2015 Plan. The compensation committee may delegate to our chief executive officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines and in August 2015 delegated the authority to make employee new hire grants to our chief executive officer.
Eligibility. Persons eligible to participate in the 2015 Plan are those full or part-time officers, employees, non-employee directors and other key persons (including consultants) of the Company and its subsidiaries as selected from time to time by the compensation committee in its discretion. As of March 31, 2016, approximately 83 individuals are currently eligible to participate in the 2015 Plan, which includes 7 officers, 68 employees who are not officers, and 8 non-employee directors.
Plan Limits. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 1,750,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 1,750,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $2,000,000. In addition, no more than 1,430,000 shares of common stock may be issued in the form of incentive stock options, such number to be cumulatively increased on each January 1 by the lesser of the Annual Increase for such year or 2,857,000 shares of common stock.
Stock Options. The 2015 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2015 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the compensation committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on The NASDAQ Global Select Market on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.
The term of each option will be fixed by the compensation committee and may not exceed ten years from the date of grant. The compensation committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the compensation committee. In general, unless otherwise permitted by the compensation committee, no option granted under the 2015 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the compensation committee or by delivery (or attestation to the ownership) of shares of common stock that are not then subject to any restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the compensation committee may permit non-qualified options to be exercised using a net exercise feature, which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.
To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.
Stock Appreciation Rights. The compensation committee may award stock appreciation rights subject to such conditions and restrictions as the compensation committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.
Restricted Stock Awards. The compensation committee may award shares of common stock to participants subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.
Restricted Stock Units. The compensation committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period or for board fees in lieu of cash compensation. In the compensation committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of restricted stock units, subject to the participant’s compliance with the procedures established by the compensation committee and requirements of Section 409A of the Code. During the deferral period, the restricted stock units may be credited with dividend equivalent rights.
Unrestricted Stock Awards. The compensation committee may also grant shares of common stock that are free from any restrictions under the 2015 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.
Cash-Based Awards. The compensation committee may grant cash bonuses under the 2015 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Performance Share Awards. The compensation committee may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the compensation committee shall determine.
Dividend Equivalent Rights. The compensation committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.
Sale Event Provisions. The 2015 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2015 Plan, the 2015 Plan and all awards thereunder will terminate, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. In the event of such termination, (i) we may make or provide for a cash payment to participants holding options and stock appreciation rights, in exchange for the cancellation thereof, equal to the difference between the per share cash consideration in the sale event and the exercise price of the options or stock appreciation rights, (ii) each participant shall be permitted, within a specified period of time prior to the consummation of the sale event, as determined by the compensation committee, to exercise all outstanding options and stock appreciation rights (to the extent then exercisable) held by such participant, or (iii) we may fully vest all outstanding awards. Notwithstanding anything to the contrary in the 2015 Plan, in the event a participant’s service relationship is terminated by us or any successor without Cause (as that term is defined in the 2015 Plan) within one year following the consummation of a sale event, any awards assumed or substituted in a sale event which are subject to vesting conditions, the lapse or achievement of any conditions and/or a right of repurchase in favor of us or a successor entity, shall accelerate in full, and any awards accelerated in such manner with conditions and restrictions relating to the attainment of performance goals will be deemed achieved at one hundred percent (100%) of target levels.
Adjustments for Stock Dividends, Stock Splits, Etc. The 2015 Plan requires the compensation committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2015 Plan, to certain limits in the 2015 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.
Tax Withholding. Participants in the 2015 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the compensation committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to exercise or vesting.
Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2015 Plan and the compensation committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NASDAQ Stock Market, any amendments that materially change the terms of the 2015 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the compensation committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2015 Plan qualifies as performance-based compensation under Section 162(m) of the Code.
Effective Date of 2015 Plan. The Board of Directors initially adopted the 2015 Plan on July 23, 2015 and it was subsequently approved by our stockholders on July 27, 2015 and became effective immediately prior to the consummation of our initial public offering. Awards of incentive options may be granted under the 2015 Plan until July 23, 2025. No other awards may be granted under the 2015 Plan after the date that is ten years from the date of stockholder approval.
Plan Benefits
Because the grant of awards under the 2015 Plan is within the discretion of the compensation committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2015 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2015 Plan, the following table provides information concerning the benefits that were received by the following persons and groups under the 2015 Plan during calendar year 2015: all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group. None of our named executive officers or current executive officers were granted any equity awards under the 2015 Plan during the calendar year 2015.

	Restricted Stock		Options
Name and Position	Average Exercise Price ($)	Number (#)	Average Exercise Price ($)	Number (#)
All current directors who are not executive officers, as a group	$—	—	$26.08	130,800
All current employees who are not executive officers, as a group	$—	—	$30.03	367,805
Tax Aspects under the Code
The following is a summary of the principal federal income tax consequences of certain transactions under the 2015 Plan. It does not describe all federal tax consequences under the 2015 Plan, nor does it describe state or local tax consequences.
Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof and (ii) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.
If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the 2014 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.
Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments,” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2015 Plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the principal financial officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2015 Plan is structured to allow certain awards to qualify as performance-based compensation.

Equity Compensation Plans
The following table sets forth information as of December 31, 2015 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the 2012 Plan, the 2015 Plan and our 2015 Employee Stock Purchase Plan (the "ESPP").

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (#)(a)		Weighted Average Exercise Price of Outstanding Options and Rights (b)(1)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (2)	2,058,787	(3)	$8.71	(3)	1,064,485	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	2,058,787		$8.71		1,064,485

(1)	The weighted average exercise price is calculated based solely on outstanding stock options.
(2)
Includes the 2015 Plan and the ESPP. Our 2015 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2016, by 4% of the outstanding number of shares of common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee of the Company’s Board of Directors. Our ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, from January 1, 2016 until January 1, 2025, by the lesser of (i) 3,000,000 shares of common stock, (ii) 1% of the outstanding number of shares of common stock on the immediately preceding December 31 or (iii) such lesser amount of shares as determined by the compensation committee of the Company’s Board of Directors. On January 1, 2016, the number of shares available for issuance under our 2015 Plan and our ESPP increased by 1,218,283 shares and 91,371 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above. We no longer grant new awards under our 2012 Plan, and any awards previously granted under such plan prior to our initial public offering that are forfeited, canceled, reacquired by us prior to vesting satisfied without the issuance of stock or otherwise terminated (other than by exercise) are added to shares available for issuance under the 2015 Plan.

(3)	Does not include purchase rights accruing under the ESPP because the purchase right (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.
(4)	As of December 31, 2015, there were 1,014,485 shares of common stock available for issuance under the 2015 Plan and 50,000 shares of common stock available for issuance under the ESPP.
Required Vote
The ratification of the 2015 Stock Option and Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.
Recommendation of the Board of Directors
The Board of Directors recommends that stockholders vote FOR the ratification of the 2015 Stock Option and Incentive Plan.

EXECUTIVE OFFICERS

The names of the executive officers of the Company, their ages as of March 31, 2016, and certain other information about them are set forth below (unless set forth elsewhere in this Proxy Statement).

Name	Age	Position
Ted W. Love, M.D.	57	President, Chief Executive Officer and Director
Jeffrey Farrow(1)	54	Chief Financial Officer
Eleanor L. Ramos, M.D.	60	Chief Medical Officer
Jung E. Choi	46	Chief Business and Strategy Officer
Hing Sham, Ph.D.(2)	63	Senior Vice President, Chemistry
Peter Radovich	38	Vice President, Program Leadership and Business Strategy
John Schembri	54	Vice President, Finance and Administration and Corporate Secretary

(1)	Mr. Jeffrey Farrow joined the Company as Chief Financial Officer on April 4, 2016.
(2)	Effective as of May 1, 2016, Dr. Hing Sham will be appointed as Senior Vice President, Research.
Executive Officers
The biographies of our executive officers, other than Dr. Love, whose biography is set forth above, appear below.
Jeffrey Farrow has served as our Chief Financial Officer since April 2016. Mr. Farrow previously served as chief financial officer of ZS Pharma, Inc., a biopharmaceutical company, which was acquired by AstraZeneca in December 2015. Prior to ZS Pharma, he served as the chief financial officer at Hyperion Therapeutics, Inc., a commercial pharmaceutical company, from July 2010 until May 2015 where he was part of the team responsible for the successful regulatory approval and commercial launch of RAVICTI® for the treatment of urea cycle disorders. He previously served as vice president of finance at Evotec AG, a drug discovery and development company. Prior to Evotec, Mr. Farrow served as vice president of finance and chief accounting officer at Renovis, Inc., a drug discovery and development company, which was acquired by Evotec AG. Earlier in his career, Mr. Farrow spent seven years working in the audit practice of KPMG LLP. Mr. Farrow holds a B.A. in business administration with a concentration in corporate finance from California State University at Fullerton and is a certified public accountant (inactive).
Eleanor L. Ramos, M.D. has served as our Chief Medical Officer since May 2014. Prior to joining us, since September 2011, she served as chief medical officer of Theraclone Sciences, Inc., where she led the development of monoclonal antibody therapies for viral diseases. From May 2009 to June 2011, Dr. Ramos served as the senior vice president and chief medical officer at ZymoGenetics Inc., a biopharmaceutical company (acquired by Bristol-Myers Squibb Company in 2010), where she was responsible for the oversight of the company’s clinical portfolio in the therapeutic areas of inflammation, oncology, viral hepatitis and hemostasis. Earlier in her career, she also led significant clinical research and development initiatives while at Bristol-Myers Squibb, a global biopharmaceutical company, and Roche Global Development in the area of solid organ transplantation, and led the Clinical Trials Group at the Immune Tolerance Network, a clinical research consortium, while at the University of California, San Francisco. Previously, Dr. Ramos held faculty appointments at Harvard Medical School, the University of Florida, Yale University and the University of California, San Francisco. Dr. Ramos holds an M.D. from Tufts University School of Medicine and completed her training in transplant nephrology at the Brigham and Women’s Hospital.
Jung E. Choi has served as our Chief Business and Strategy Officer since April 2015. From April 2014 to March 2015, Ms. Choi served as senior vice president, corporate development for InterMune, Inc., a biotechnology company (acquired by Roche Holding AG in 2014), and served as an adviser on strategy and business development to InterMune from March 2013 to April 2014. Prior to joining InterMune, from February 2011 to March 2013, Ms. Choi led corporate and business development for Chimerix, Inc., a biopharmaceutical company, as a consultant and senior vice president, corporate development. Prior to that, from August 2001 to August 2010, Ms. Choi held various management positions at Gilead Sciences, Inc., a biopharmaceutical company, including leadership of business development, licensing, and mergers and acquisition activities. During her tenure at Gilead Sciences, Ms. Choi built and oversaw the corporate development group, and led the U.S. commercial launch of Hepsera® for the treatment of the hepatitis B virus. Ms. Choi holds a B.A. in human biology and an M.B.A. from Stanford University.
Hing Sham, Ph.D. has served as our Senior Vice President, Chemistry since July 2014. Most recently, from January 2013 to July 2014, Dr. Sham served as head of research and development at iOneWorldHealth/Path.org (PATH), a non-profit pharmaceutical development organization. Prior to that, from September 2006 to November 2012, he served as senior vice president of research and head of chemical sciences at Elan Pharmaceuticals, Inc., a biopharmaceutical company, where he led the chemistry team in the discovery of two clinical candidates for the treatment of Alzheimer’s disease. From July 1983 to August 2006, Dr. Sham worked at Abbott Laboratories Inc., a global healthcare company, where he and his team discovered and advanced 10 clinical candidates spanning cardiovascular disease, HIV, oncology and diabetes. His 24-year tenure at Abbott Laboratories culminated in his appointment as a distinguished research fellow in global pharmaceutical discovery. Dr. Sham is the co-inventor of Norvir® and the primary inventor of Kaletra®, Abbott Laboratories’ first and second-generation HIV protease inhibitors approved for the treatment of HIV. Dr. Sham has published more than 180 scientific articles in peer-reviewed journals and is a named inventor on 81 issued U.S. patents. Dr. Sham was named Hero of Chemistry by the American Chemical Society in 2003. Dr. Sham holds a Ph.D. in synthetic organic chemistry from the University of Hawaii and completed his post-doctoral training in the department of chemistry at Indiana University.
Peter Radovich has served as our Vice President, Program Leadership and Business Strategy since November 2014. Prior to that, in September 2006, he joined Onyx Pharmaceuticals, Inc., a biopharmaceutical company (acquired by Amgen, Inc.), and served as vice president, program leadership from February 2014 to November 2014 and as senior director from August 2011 to February 2014, during which time he led the company’s global, cross-functional product team responsible for the development and commercialization of Kyprolis®. Prior to joining Onyx, from 2004 to 2006, Mr. Radovich was at Chiron Corporation (now Novartis AG) in product marketing supporting Proleukin® (interleukin-2) in multiple oncology indications. Mr. Radovich holds a B.A. in biology and chemistry from Texas Christian University and an M.B.A. from Washington University in St. Louis.
John Schembri has served as our Vice President, Finance and Administration since January 2014. Prior to joining us, since June 2011, Mr. Schembri served as vice president and chief financial officer at StemPar Sciences, Inc. From July 2009 to May 2011, he was a consulting chief financial officer to early-stage companies. Prior to that, Mr. Schembri served as chief financial officer of BiPar Sciences, Inc., from January 2007 until it was acquired by sanofi-aventis S.A. in 2009. Prior to joining BiPar Sciences, Mr. Schembri led the finance team at Sirna Therapeutics, Inc., a biotechnology company, from January 2006 until it was acquired by Merck & Co., Inc. in December 2006. He also served a key role in the $2 billion sale and integration of COR Therapeutics Inc., a biopharmaceutical company, to Millennium Pharmaceuticals, Inc. in 2001. Mr. Schembri holds a B.S. in business administration from California State Polytechnic University, San Luis Obispo.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The following table presents information regarding the total compensation earned by each individual who served as our chief executive officer at any time during the fiscal year ended December 31, 2015, our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2015 and one individual who would have been included as one of the most highly compensated executive officers except that she was not serving at the end of 2015. We refer to these officers in this Proxy Statement as our named executive officers. The following table also sets forth information regarding total compensation awarded to, earned by and paid to each of our named executive officers during the fiscal year ending December 31, 2014, to the extent they were named executive officers in 2014.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Ted W. Love, M.D.	2015	437,500	1,022,424	(4)	—		76,500	750	1,537,174
President, Chief Executive Officer and Director	2014	238,381	350,000		—		—	750	589,131
Eleanor L. Ramos, M.D.	2015	358,333	—		175,112	(5)	47,500	750	581,695
Chief Medical Officer	2014	224,135	—		50,000		35,000	750	309,885
Hing Sham, Ph.D.	2015	306,250	31,569	(6)	147,550	(6)	24,500	—	509,869
Senior Vice President, Chemistry
Uma Sinha, Ph.D.(7)	2015	197,897	409,751		129,712		57,500	171,250	966,110
Former Chief Scientific Officer	2014	321,547	21,000		—		69,648	750	412,945

(1)
In accordance with SEC rules, these columns reflect the aggregate grant date fair value of restricted stock and option awards granted during 2015 in accordance with FASB ASC Topic 718. Pursuant to FASB ASC Topic 718, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions underlying the value of these restricted stock and options, see Part II, Item 8 “Financial Statements and Supplementary Data” of our 2015 Annual Report on Form 10-K in the Notes to Consolidated Financial Statements, Note 8, “Stock-based awards”.

(2)
The amounts reported for 2015 reflect the cash incentive compensation determined by our Compensation Committee (for the Named Executive Officers other than the CEO), and by our Board of Directors upon recommendation of our Compensation Committee (for our CEO), based on achievement of certain research and development, clinical, financial and operational metrics related to our 2015 corporate objectives, as specified by our Board of Directors.

(3)	The amounts reported in this column include employer matching contributions by us in connection with the Company's 401(k) plan benefits.
(4)
Includes $684,855 representing the grant date fair value of 201,428 shares of restricted stock awarded to and purchased by Dr. Love, which are subject to time-based vesting, and $337,569 representing the grant date fair value of 99,285 shares of restricted stock awarded to and purchased by Dr. Love with market-contingent vesting. The grant date fair value of an additional 99,285 shares of restricted stock awarded to and purchased by Dr. Love with performance-based vesting assuming achievement of the highest level of performance is $337,569.

(5)
Includes $175,112 representing the grant date fair value of an option to purchase 77,142 shares of common stock subject to time-based vesting. The grant date fair value of an additional stock option granted to Dr. Ramos during 2015 with performance-based vesting assuming achievement of the highest level of performance is $51,282.

(6)
Amount reported under "Stock Awards" includes $31,569 representing the grant date fair value of 9,285 shares of restricted stock awarded to and purchased by Dr. Sham, which are subject to time-based vesting. Amount reported under "Option Awards" includes $147,550 representing the grant date fair value of an option to purchase 65,000 shares of common stock subject to time-based vesting. The grant date fair value of an additional stock option granted to Dr. Sham during 2015 with performance-based vesting assuming achievement of the highest level of performance is $43,394.

(7)
Dr. Sinha’s employment with the Company ended in June 2015. We entered into a Termination Letter Agreement with Dr. Sinha on July 14, 2015, which provided for the payment of cash severance, the continuation of certain benefits, and accelerated vesting for certain of Dr. Sinha’s outstanding restricted stock. See “Termination Agreement with Uma Sinha, M.D.” for further details. Pursuant to the Termination Letter Agreement with Dr. Sinha, the vesting of 54,998 shares of restricted stock was accelerated, and the Company recognized an expense of $293,182 resulting from the acceleration. The amount reported for Dr. Sinha under (a) "Stock Awards" includes $116,569 representing the grant date fair value of 34,285 shares of restricted stock awarded to and purchased by Dr. Sinha, which were subject to time-based vesting and $293,182 in expense resulting from the acceleration of vesting of restricted stock described above, (b) "Option Awards" includes $129,712 representing the grant date fair value of an option to purchase 57,142 shares of common stock subject to time-based vesting and (c) "All Other Compensation" represents cash severance paid to her pursuant to the Termination Letter Agreement.

Base Salaries. Our Compensation Committee reviews the base salaries of our executive officers, including our named executive officers, from time to time and makes adjustments (or, in the case of our Chief Executive Officer, may recommend adjustments for approval by the Board of Directors) as it determines to be reasonable and necessary to reflect the scope of the executive officer’s performance, contributions, responsibilities, experience, prior salary level, position (in the case of a promotion) and market conditions, including base salary amounts relative to similarly situated executive officers at peer group companies.
Cash Incentive Compensation. In January 2016, the Board of Directors adopted the Company's Senior Executive Cash Incentive Bonus Plan (the “Incentive Plan”), which applies to certain key executives (the “Covered Executives”), that are recommended by the Compensation Committee and selected by the Board of Directors. The Incentive Plan provides for bonus payments based upon the attainment of performance objectives established by the Compensation Committee and related to operational and financial metrics with respect to the Company or any of its subsidiaries (the “Corporate Performance Goals”), which may include achievement of specified research and development, publication, clinical and/or regulatory milestones, total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation, stock compensation expense, restructuring charges and/or amortization), changes in the market price of the Company’s common stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of the Company’s common stock; bookings, new bookings or renewals; sales or market shares; number of customers, number of new customers or customer references; operating income and/or net annual recurring revenue. Any bonuses paid under the Incentive Plan will be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Corporate Performance Goals. The bonus formulas will be adopted in each performance period by the Compensation Committee and communicated to each Covered Executive. No bonuses will be paid under the Incentive Plan unless and until the Compensation Committee makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, the Compensation Committee may adjust bonuses payable under the Incentive Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to Covered Executives under the Incentive Plan based on individual performance goals and/or upon such other terms and conditions as the Compensation Committee may in its discretion determine.

Equity Incentive Compensation. We generally grant stock options to our employees, including our named executive officers, in connection with their initial employment with us. Prior to our initial public offering in August 2015, we have also granted to employees, including certain of our named executive officers, at their election, shares of restricted stock purchased at fair market value, as determined by our Board of Directors at the time of grant. We also have historically granted stock options and prior to our initial public offering, in the case of certain of our named executive officers, at their election, shares of restricted stock purchased at fair market value, as determined by our Board of Directors at the time of grant on an annual basis as part of annual performance reviews of our employees.
Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards held by each of our named executive officers as of December 31, 2015.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of shares of stock that have not vested (#)(1)		Market value of shares of stock that have not vested ($)(2)	Equity Incentive Plan Awards: Number of unearned shares or options that have not vested (#)		Equity Incentive Plan Awards: Market value or payout value of unearned shares or options that have not vested ($)(3)
(a)	(b)	(c)		(d)		(e)	(f)	(g)		(h)	(i)		(j)
Ted W. Love, M.D.	—	—		—		—	—	9,375	(4)	303,094	—		—
	—	—		—		—	—	446,428	(5)	14,433,017	—		—
	—	—		—		—	—	176,249	(6)	5,698,130	—		—
	—	—		—		—	—	—		—	99,285	(7)	3,209,884
	—	—		—		—	—	—		—	99,285	(8)	3,209,884
Eleanor L. Ramos, M.D.	53,572	89,285	(9)	—		$0.49	6/10/2024	—		—	—		—
	9,643	67,499	(10)	—		$3.40	4/8/2025	—		—	—		—
	—	—		37,142	(11)	$3.40	4/8/2025	—		—	—		—
Hing Sham, Ph.D.	5,358	58,928	(12)	—		$0.49	9/9/2024	—		—	—		—
	4,063	56,875	(13)	—		$3.40	4/8/2025	—		—	—		—
	—	—		31,428	(14)	$3.40	4/8/2025	—		—	—		—
	—	—	—	—		—	—	8,124	(15)	$262,649	—		—

(1)
All of the equity awards held by our named executive officers will accelerate and become fully vested and exercisable or non-forfeitable if the equity holder is subject to an involuntary termination within 12 months after a sale event. The vesting acceleration of the equity awards held by our named executive officers is described in greater detail in "Employment Arrangements with Our Named Executive Officers- Change in Control Policy".

(2)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price of our Common Stock on December 31, 2015, which was $32.33. The actual value (if any) to be realized by the officer depends on whether the shares vest and the future performance of our Common Stock.

(3)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price of our Common Stock at December 31, 2015, which was $32.33. The actual value (if any) to be realized by the officer depends on whether the performance milestones related thereto are achieved, whether the shares vest following achievement of the performance milestones, and the future performance of our Common Stock.

(4)
Dr. Love purchased 21,428 shares of our restricted Common Stock under our 2012 Plan on September 4, 2013 in connection with the commencement of his membership on our Board of Directors. 25% of the shares of restricted Common Stock vested on September 4, 2014, and the remaining shares vest quarterly over the following three years thereafter, subject to Dr. Love's continuous service through each such vesting date.

(5)
Dr. Love purchased 714,285 shares of our restricted Common Stock under our 2012 Plan on June 11, 2014 in connection with the commencement of his employment. 25% of the shares of restricted Common Stock vested on June 11, 2015, and the remaining shares vest quarterly over the following three years thereafter, subject to Dr. Love's continuous service through each such vesting date.

(6)
Dr. Love purchased 201,428 shares of our restricted Common Stock under our 2012 Plan on April 9, 2015 in connection with an annual replenishment grant. 1/16th of the shares of restricted Common Stock vest on a quarterly basis from the vesting commencement date of April 9, 2015, such that all of the shares will be fully vested on April 9, 2019, provided Dr. Love remains in continuous service through each such vesting date.

(7)
Dr. Love purchased 99,285 shares of our restricted Common Stock under our 2012 Plan on April 9, 2015. 25% of the shares are subject to vesting upon the achievement of each of four (4) specified corporate operating milestones on or before certain specified dates, subject to Dr. Love’s continuous service through each such vesting date. On March 10, 2016, the Compensation Committee determined that one of the four corporate milestones was met within the specified timeline and accordingly 24,822 shares of the shares in column (i) vested.

(8)
Dr. Love purchased 99,285 shares of our restricted Common Stock under our 2012 Plan on April 9, 2015. The shares will not vest until our market capitalization (determined based on the number of shares of common stock outstanding multiplied by the closing market price for our common stock as reported on NASDAQ) exceeds at least $2.0 billion for 20 consecutive trading days on or before the date twenty-four (24) months after the closing of our initial public offering (IPO), which was on August 11, 2015.

(9)
Dr. Ramos received a grant of an option to purchase 142,857 shares of our Common Stock under our 2012 Plan on June 11, 2014 in connection with the commencement of her employment. 25% of the shares subject to the option vested on June 11, 2015, and the remaining shares vest quarterly over the following three years thereafter, subject to Dr. Ramos' continuous service through each such vesting date.

(10)
Dr. Ramos received a grant of an option to purchase 77,142 shares of our Common Stock under our 2012 Plan on April 9, 2015 in connection with an annual replenishment grant. 1/16th of the shares subject to option vest on a quarterly basis from the vesting commencement date of April 9, 2015, such that all of the shares will be fully vested on April 9, 2019, provided Dr. Ramos remains in continuous service through each such vesting date.

(11)
Dr. Ramos received a performance-contingent option grant under our 2012 Plan on April 9, 2015. 25% of the shares are subject to vesting upon the achievement of each of four (4) specified corporate operating milestones on or before certain specified dates, subject to Dr. Ramos’ continuous service through each such vesting date . On March 10, 2016, the Compensation Committee determined that one of the four corporate milestones was met within the specified timeline and accordingly 9,286 of the shares in column (d) vested.

(12)
Dr. Sham received a grant of an option to purchase 85,714 shares of our Common Stock under our 2012 Plan on September 10, 2014 in connection with the commencement of his employment. 25% of the shares subject to the option vested on September 10, 2015, and the remaining shares vest quarterly over the following three years thereafter, subject to Dr. Sham’s continuous service through each such vesting date. On August 17, 2015, Dr. Sham exercised the option with respect to 21,428 vested shares, which are not included in the table above.

(13)
Dr. Sham received a grant of an option to purchase 65,000 shares of our Common Stock under our 2012 Plan on April 9, 2015 in connection with an annual replenishment grant. 1/16th of the shares subject to option vest on a quarterly basis from the vesting commencement date of April 9, 2015, such that all of the shares will be fully vested on April 9, 2019, provided Dr. Sham remains in continuous service through each such vesting date. On August 17, 2015, Dr. Sham exercised the option with respect to 4,062 vested shares, which are not included in the table above.

(14)
Dr. Sham received a performance-contingent option grant under our 2012 Plan on April 9, 2015. 25% of the shares are subject to vesting upon the achievement of each of four (4) specified corporate operating milestones on or before certain specified dates, subject to Dr. Sham’s continuous service through each such vesting date. On March 10, 2016, the Compensation Committee determined that one of the four corporate milestones was met within the specified timeline and accordingly 7,857 shares of the shares in column (d) vested.

(15)
Dr. Sham purchased 9,285 shares of our restricted Common Stock under our 2012 Plan on April 9, 2015 in connection with an annual replenishment grant. 1/16th of the shares of restricted Common Stock vest on a quarterly basis from the vesting commencement date of April 9, 2015 such that all of the shares will be fully vested on April 9, 2019, provided Dr. Sham remains in continuous service through each such vesting date.

401(k) Savings Plan and Other Benefits
We maintain a tax-qualified retirement plan, or the 401(k) Plan, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Internal Revenue Code of 1986, as amended (the “Code”) limits. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. Our 401(k) Plan is intended to be qualified under Section 401(a) of the Code with our 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to our 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from our 401(k) Plan. In December 2015, our Compensation Committee approved a 401(k) plan matching policy under which, effective as of January 1, 2016, subject to reassessment of the cap on matching for the calendar year thereafter, we match 100% of employee’s 401(k) contributions up to the first $500 and, thereafter, we match 50% of employee’s first 6% of 401(k) contributions, subject to a cap of $2,500 per employee. We also pay, on behalf of our employees, the premiums for health, life and disability insurance.

Employment Arrangements with Our Named Executive Officers

Change in Control Policy

We consider it essential to the best interests of our stockholders to foster the continuous employment of our key management personnel. In this regard, we recognize that the possibility of a change in control may exist and that the uncertainty and questions that it may raise among management could result in the departure or distraction of management personnel to the detriment of the Company and our stockholders. In order to reinforce and encourage the continued attention and dedication of certain key members of management, in July 2015, our Board of Directors adopted a Change in Control Policy, which was amended in January 2016 (the “Policy”). Pursuant to the Policy, in the event the employment of any of our named executive officers is terminated by us or our acquirer or successor without Cause or for Good Reason (as such terms are defined in the Policy) within one year after the consummation of a sale event, he or she will be entitled to receive the following payments and benefits, subject to his or her execution and non-revocation of a severance agreement within 60 days following the date of such termination, including a general release of claims:

•	a lump sum cash payment equal to nine months (or 12 months in the case of Dr. Love as our CEO) of the named executive officer’s then-current base salary;

•	payment of the named executive officer’s target annual incentive compensation;

•
if the named executive officer elects to continue his or her group healthcare benefits, payment of an amount equal to the monthly employer contribution we would have made to provide the named executive officer with health insurance if he or she had remained employed by us until the earlier of (i) nine months (or 12 months in the case of Dr. Love as our CEO) following the date of termination or (ii) the end of the named executive officer’s COBRA health continuation period; and

•
all time-based stock options and other stock-based awards granted to the named executive officer will become fully exercisable and non-forfeitable and all performance-based awards will accelerate and vest based on the deemed achievement of 100% of target levels as of the date of the named executive officer’s termination.

In addition, upon a sale event, to the extent Section 280G of the Internal Revenue Code of 1986, as amended, is applicable, each named executive officer who is then employed with us will be entitled to receive the better treatment of: (i) payment of the full amounts set forth above to which the named executive officer is entitled or (ii) payment of such lesser amount that does not trigger excise taxes under Section 280G.
Employees who are party to an agreement or an arrangement with the Company that provides greater benefits in the aggregate than set forth in the Policy are not eligible to receive any payments or benefits under the Policy.
In addition, we have also entered into a written employment agreement with each of our named executive officers that provides for other compensation and benefits, as described below.
Ted W. Love, M.D.
We entered into an at-will employment offer letter agreement with Dr. Love in May 2014, pursuant to which he began serving as our President and CEO in June 2014 (the “CEO Employment Agreement”). Pursuant to the terms of the CEO Employment Agreement, Dr. Love is entitled to an annual base salary currently set at $485,000, subject to adjustment pursuant to our employee compensation policies in effect from time to time. Pursuant to the terms of the CEO Employment Agreement and the Incentive Plan, Dr. Love is eligible to receive annual incentive compensation at a target percentage (currently 50%) of his then-current annual base salary, as determined by our Board of Directors. In connection with his appointment as President and CEO, we issued Dr. Love 714,285 shares of our common stock pursuant to a restricted stock award agreement dated June 11, 2014.
Dr. Love’s employment under the CEO Employment Agreement is at-will. In the event that Dr. Love’s employment is terminated by the Company without cause, we will provide certain termination benefits, including (i) continuation of base salary for a period of nine months after the effective date of termination and (ii) continuation of group health plan benefits to the extent authorized by and consistent with COBRA, with the cost of the regular premium for such benefits shared in the same relative proportion by us and Dr. Love as in effect on the effective date of termination until the earlier of (x) the date that is nine months after the effective date of termination and (y) the date Dr. Love becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, in each case, subject to Dr. Love’s execution and non-revocation of a separation agreement and release, resignation from all positions with us and compliance with our instructions regarding Company property.

Under the CEO Employment Agreement, the term “cause” is generally defined as follows:
“cause” means (i) dishonest statements or acts with respect to us or any of our affiliates, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) failure to perform assigned duties and responsibilities to our reasonable satisfaction, which failure continues, in our reasonable judgment, after written notice by us; (iv) gross negligence, willful misconduct or insubordination with respect to us or any of our affiliates; or (v) material violation of any provision of any agreement(s) between Dr. Love and us relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions.
Dr. Love is also eligible to receive certain post-termination compensation and benefits in connection with a change in control in accordance with the Policy described above.
Eleanor L. Ramos, M.D.
We entered into an employment offer letter agreement with Dr. Ramos, pursuant to which she assumed the role of Chief Medical Officer in May 2014. The agreement entitles Dr. Ramos to an annual base salary that is currently set at $380,000, subject to adjustment pursuant to our employee compensation policies in effect from time to time. Pursuant to the terms of her agreement and the Incentive Plan, Dr. Ramos is eligible to receive annual incentive compensation at a target percentage (currently 40%) of her then-current annual base salary, as determined by the Compensation Committee of our Board of Directors. Pursuant to the terms of her agreement, Dr. Ramos was issued an option to purchase 142,857 shares of our common stock on June 11, 2014 pursuant to an incentive stock option agreement. In connection with commencement of her employment, we granted Dr. Ramos a signing bonus of $25,000 and a relocation assistance payment of $10,000.
Dr. Ramos is also eligible to receive certain post-termination compensation and benefits in connection with a change in control in accordance with the Policy described above.
Hing L. Sham, Ph.D.
We entered into an employment offer letter agreement with Dr. Sham in June 2014, pursuant to which he assumed the role of Senior Vice President, Chemistry in July 2014. The agreement entitles Dr. Sham to an annual base salary that is currently set at $325,000, subject to adjustment pursuant to our employee compensation policies in effect from time to time. In connection with his appointment as our Senior Vice President, Research, which will be effective May 1, 2016, Dr. Sham's annual base salary will be increased to $360,000. Pursuant to the terms of his agreement and the Incentive Plan, Dr. Sham is eligible to receive annual incentive compensation at a target percentage (currently 35%) of his then-current annual base salary, as determined by the Compensation Committee of our Board of Directors. Pursuant to the terms of his agreement, Dr. Sham was issued an option to purchase 85,714 shares of our common stock on September 10, 2014 pursuant to an incentive stock option agreement.
Dr. Sham is also eligible to receive certain post-termination compensation and benefits in connection with a change in control in accordance with the Policy described above.
Termination Letter Agreement with Uma Sinha, Ph.D.
We entered into a termination letter agreement and release with Dr. Sinha on July 14, 2015 (the “Termination Agreement”). Pursuant to the terms of the Termination Agreement, the Company agreed, in exchange for a full release of claims from Dr. Sinha, to (i) pay Dr. Sinha an aggregate of $171,250, which represented six additional months of her base salary, less applicable withholding, (ii) reimburse Dr. Sinha for certain benefits continuation through December 31, 2015 and (iii) accelerate the vesting of 54,998 shares of Dr. Sinha’s outstanding restricted stock.
Securities Authorized for Issuance under Equity Compensation Plans
For information regarding our equity compensation plans in effect as of December 31, 2015, see “Ratification of 2015 Stock Option and Incentive Plan—Equity Compensation Plans.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the compensation agreements and other arrangements described under “Compensation of Executive Officers” and the transactions described below, since January 1, 2015, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Agreements with Stockholders
Since our inception in 2011, we have received consulting and management services from TRV, pursuant to an unwritten agreement with TRV, or the TRV Agreement, which through its affiliates, has a controlling interest in us. During the year ended December 31, 2015, we incurred expenses from TRV of an aggregate of $44,400 for these services, which included, among other things, $33,600 in consulting services provided by Dr. Homcy, a member of our Board of Directors.
We have incurred expenses from TRV of an aggregate of approximately $2,557,000 for these services from our inception through December 31, 2015 pursuant to the TRV Agreement. Our director, Dr. Homcy, currently provides us with consulting services pursuant to the TRV Agreement. Dr. Homcy and Mr. Starr, another member of our board of directors during 2015, are affiliated with TRV. Dr. Homcy did not receive any cash compensation from us, as his consulting services were provided to us through TRV.
Participation in Initial Public Offering
In August 2015, certain of our officers purchased an aggregate of 57,500 shares of our common stock in our initial public offering at the initial public offering price of $20.00 per share as follows:

Beneficial Owner	Shares Purchased in Offering	Aggregate Purchase Price
Ted W. Love, M.D. (1)	10,000	$200,000
Eleanor L. Ramos, M.D.	10,000	$200,000
Jung E. Choi	25,000	$500,000
Peter Radovich	12,500	$250,000

(1)	Includes 5,000 shares purchased directly by Dr. Love and 5,000 shares purchased by Dr. Love’s immediate family members in the offering.
Executive Officer and Director Compensation
Employment Agreements
We have entered into offer letters or employment agreements with each of Ted W. Love, M.D., Eleanor L. Ramos, M.D., Hing L. Sham, Ph.D. and certain of our executive officers. For more information regarding these arrangements, see “Compensation of Executive Officers—Employment Arrangements with Our Named Executive Officers.”
Restricted Stock and Stock Option Awards
For information regarding stock option awards and other equity incentive awards granted to our named executive officers and directors, see “Election of Directors—Director Compensation” and “Compensation of Executive Officers.”
Indemnification Agreements
We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Procedures for Approval of Related Person Transactions
The Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The Audit Committee follows the policies and procedures set forth in our Related Person Transaction Policy in order to facilitate such review. The Related Person Transaction Policy is written.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth the beneficial ownership information of our common stock by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock as of March 31, 2016;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.
We have based our calculation of the percentage of beneficial ownership of 30,527,075 shares of common stock outstanding on March 31, 2016.
Each individual or entity shown in the table has furnished information with respect to beneficial ownership. The information with respect to our executive officers and directors is as of March 31, 2016 unless otherwise noted. The information with respect to certain significant stockholders is based on filings by the beneficial owners with the SEC pursuant to section 13(d) and 13(g) of the Exchange Act. We have determined beneficial ownership in accordance with the SEC’s rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before May 30, 2016, which is 60 days after March 31, 2016. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders:
Entities affiliated with Third Rock Ventures (2) 29 Newbury Street, Boston, Massachusetts 02116	14,760,900	48.4%
Entities affiliated with Fidelity (3) 245 Summer Street, Boston, MA 02110	4,568,562	15.0%
Named Executive Officers and Directors:
Ted W. Love, M.D. (4)	1,147,636	3.8%
Eleanor L. Ramos, M.D. (5)		*
Hing L. Sham, Ph.D. (6)		*
Uma Sinha, Ph.D. (7)		*
Michael W. Bonney (8)		*
Willie L. Brown, Jr. (9)		*
Charles Homcy, M.D. (10)		*
Scott W. Morrison (11)		*
Deval L. Patrick (12)		*
Mark L. Perry (13)		*
Glenn F. Pierce, M.D., Ph.D. (14)		*
Philip A. Pizzo, M.D. (15)		*
All directors and executive officers as a group (14 persons)(16)	1,874,133	6.1%

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Global Blood Therapeutics, Inc., 400 East Jamie Court, Suite 101, South San Francisco, CA 94080.
(2)
Based solely on a report on Schedule 13G filed with the SEC on February 10, 2016, which indicates that (i) Third Rock Ventures II, L.P. (“TRV II”) directly owned, and had shared voting power and dispositive power over, 12,475,187 shares of common stock and (ii) Third Rock Ventures III, L.P. (“TRV III”) directly owned, and had shared voting power and dispositive power over 2,285,713 shares of common stock. Each of Third Rock Ventures GP II, L.P. (“TRV GP II”), the sole general partner of TRV II, and TRV GP II, LLC (“TRV GP II LLC”), the sole general partner of TRV GP II, and Mark Levin, Kevin P. Starr and Robert I. Tepper, the managing members of TRV GP II LLC, may be deemed to have voting and investment power over the shares held of record by TRV II, and each of Third Rock Ventures GP III, LP (“TRV GP III”), the sole general partner of TRV III, and TRV GP III, LLC (“TRV GP III LLC”), the sole general partner of TRV GP III, and Mark Levin, Kevin P. Starr and Robert I. Tepper, the managing managers of TRV GP III LLC, may be deemed to have voting and investment power over the shares held of record by TRV III.

(3)
Based solely on a report on Schedule 13G/A filed with the SEC on February 12, 2016, which indicates that FMR LLC had sole voting power with respect to 226,576 shares of common stock and had sole dispositive power over 4,568,562 shares of common stock. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(4)
Includes (i) 1,142,636 shares of common stock held by Dr. Love, 573,480 shares of which would be subject to our right of repurchase; and (ii) 5,000 shares of common stock held by Dr. Love’s two daughters, as to which Dr. Love disclaims beneficial ownership.

(5)
Includes (i) 12,470 shares of common stock held by Dr. Ramos; (ii) 1,000 shares of common stock held by Dr. Ramos’ step-daughter; and (ii) 100,001 shares of common stock that Dr. Ramos had the right to acquire from us within 60 days of March 31, 2016 pursuant to the exercise of stock options.

(6)
Includes (i) 36,775 shares of common stock held by Dr. Sham, 7,544 of which would be subject to our right of repurchase; and (ii) 36,117 shares of common stock that Dr. Sham had the right to acquire from us within 60 days of March 31, 2016 pursuant to the exercise of stock options.

(7)	Includes111,248 shares of common stock held by Dr. Sinha.
(8)	Includes 2,500 shares of common stock that Mr. Bonney has the right to acquire from us within 60 days of March 31, 2016 pursuant to the exercise of stock options.
(9)
Includes (i) 21,428 shares of common stock held by Mr. Brown, 16,071 shares of which would be subject to our right of repurchase; and (ii) 13,638 shares of common stock that Mr. Brown had the right to acquire from us within 60 days of March 31, 2016 pursuant to the exercise of stock options.

(10)
Includes (i) 212,685 shares of common stock held by Dr. Homcy; (ii) 1,600 shares of common stock held by The Charles J. Homcy Irrevocable Trust UA 2/18/99; and (iii) 11,250 shares of common stock that Dr. Homcy has the right to acquire from us within 60 days of March 31, 2016 pursuant to the exercise of stock options.

(11)	Includes 3,333 shares of common stock that Mr. Morrison has the right to acquire from us within 60 days of March 31, 2016 pursuant to the exercise of stock options.
(12)
Includes (i) 2,500 shares of common stock held by Mr. Patrick; and (ii) 18,995 shares of common stock that Mr. Patrick has the right to acquire from us within 60 days of March 31, 2016 pursuant to the exercise of stock options.

(13)
Includes (i) 26,428 shares of common stock held by Mr. Perry, 21,428 shares of which would be subject to our right of repurchase; and (ii) 13,638 shares of common stock that Mr. Perry has the right to acquire from us within 60 days of March 31, 2016 pursuant to the exercise of stock options.

(14)	Includes 2,500 shares of common stock that Dr. Pierce has the right to acquire from us within 60 days of March 31, 2016 pursuant to the exercise of stock options.
(15)	Includes 6,666 shares of common stock that Dr. Pizzo has the right to acquire from us within 60 days of March 31, 2016 pursuant to the exercise of stock options.
(16)
Includes the number of shares beneficially owned by the named executive officers and directors listed in the table above, as well as (i) 143,606 shares of common stock held by Jung Choi, 25,000 shares of common stock held in The 2005 William Park and Jung Choi Family Trust and 28,571 shares of common stock that Ms. Choi had the right to acquire from us within 60 days of March 31, 2016 pursuant to the exercise of stock options; (ii) 13,725 shares of common stock held by Peter Radovich and 46,786 shares of common stock that Mr. Radovich had the right to acquire from us within 60 days of March 31, 2016 pursuant to the exercise of stock options; and (iii) 2,594 shares of common stock held by John Schembri and 58,662 shares of common stock that Mr. Schembri had the right to acquire from us within 60 days of March 31, 2016 pursuant to the exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.
To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2015, except that (i) one Form 4 and one related Form 4/A filed on behalf of Dr. Ramos, (ii) one Form 4 filed on behalf of Mr. Radovich, (iii) one Form 4 filed on behalf of Dr. Sham, (iv) one Form 4 filed on behalf of Dr. Love, (v) one Form 4 filed on behalf of Ms. Choi, (vi) one Form 4 filed on behalf of Mr. Patrick, (vii) one Form 4 filed on behalf of Mr. Perry and (viii) one Form 4 filed on behalf of Mr. Schembri, in each case to report the purchase of shares by the applicable reporting persons in the Company's initial public offering in August 2015, were filed late due to administrative error.
The following Audit Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company's filings made under the Securities Act of 1933 or the Exchange Act that might incorporate filings made by the Company under those statutes, the Audit Committee Report shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.
AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company's financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market regulations. A copy of the Audit Committee Charter is available on the Company's website at http://www.globalbloodtx.com.
The Audit Committee's responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of the independent registered public accounting firm.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company's financial statements for the fiscal year ended December 31, 2015 with the Company's management and KPMG LLP. In addition, the Audit Committee has discussed with KPMG LLP, with and without management present, their evaluation of the Company's internal accounting controls and overall quality of the Company's financial reporting. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (formerly SAS 61), as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received the written disclosures and the letter from KPMG LLP required by the Public Company Accounting Oversight Board Rule 3526 and the Audit Committee discussed the independence of KPMG LLP with that firm.
Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report for the fiscal year ended December 31, 2015.
The Audit Committee and the Board of Directors have recommended the selection of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016.

AUDIT COMMITTEE
SCOTT W. MORRISON, CHAIRMAN DEVAL L. PATRICK MARK L. PERRY

HOUSEHOLDING OF PROXY MATERIALS
We have made available a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well.
Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and streetname holders (i.e., those stockholders who hold their shares through a brokerage).
Registered Stockholders
If you are a registered stockholder and would like to consent to a mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report and proxy materials for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Householding Department of American Stock Transfer & Trust Company, LLC (“AST”), at One Embarcadero Center, Suite 530, San Francisco, CA 94111.
Registered stockholders who have not consented to householding will continue to receive copies of Annual Reports and proxy materials for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of Annual Reports or proxy statements for all registered stockholders residing at the same address by contacting AST as outlined above.
Street Name Holders
Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.
OTHER MATTERS
We are not aware of any matters that may come before the meeting other than those referred to in the Notice. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.
Accompanying this Proxy Statement is our Annual Report. Copies of our Annual Report are available free of charge on our website at www.globalbloodtx.com or you can request a copy free of charge by calling Investor Relations at (415) 946-1090 or sending an e-mail request to investor@globalbloodtx.com. Please include your contact information with the request.

By Order of the Board of Directors,
Global Blood Therapeutics, Inc.

/s/ Ted W. Love, M.D.
Ted W. Love, M.D.
President and Chief Executive Officer

April 28, 2016

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E09630-P79554

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLOBAL BLOOD THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of the three Class I Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ted W. Love, M.D.
02) Charles Homcy, M.D.
03) Glenn F. Pierce, M.D., Ph.D.

The Board of Directors recommends you vote FOR Proposals 2 and 3.

In his or her discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned Stockholder. **If no direction is made, this proxy will be voted "FOR ALL" in Proposal 1 and "FOR" Proposals 2 and 3.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, Proxy Card and The Annual Report on Form 10-K are available at www.proxyvote.com.

E09631-P79554

GLOBAL BLOOD THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 16, 2016 1:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ted W. Love, M.D. and John Schembri, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GLOBAL BLOOD THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, PDT on June 16, 2016, at the offices of Global Blood Therapeutics, Inc., 400 East Jamie Court, Suite 101, South San Francisco, California 94080, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

Appendix A

GLOBAL BLOOD THERAPEUTICS, INC.
2015 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the Global Blood Therapeutics, Inc. 2015 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants) of Global Blood Therapeutics, Inc., a Delaware corporation (the “Company”), and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non‑Employee Directors who are independent.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.
“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 21.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange or another national securities exchange, the determination shall be made by reference to the closing price of the Stock as quoted on the applicable exchange. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Initial Public Offering” means the consummation of the first underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Stock shall be publicly held.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.
“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: achievement of specified research and development, publication, clinical and/or regulatory milestones, total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.
“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.
“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.
“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals.
“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)    Administration of Plan. The Plan shall be administered by the Administrator.
(b)    Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)    to select the individuals to whom Awards may from time to time be granted;
(ii)    to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)    to determine the number of shares of Stock to be covered by any Award;
(iv)    to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;
(v)    to accelerate at any time the exercisability or vesting of all or any portion of any Award; provided, that the Administrator generally shall not exercise such discretion to accelerate Awards subject to Sections 7 and 8 except in the event of the grantee’s death, disability or retirement, or a change in control of the Company (including a Sale Event);
(vi)    subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and
(vii)    at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)    Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)    Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e)    Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s certificate of incorporation or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)    Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)    Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,430,000 shares (the “Initial Limit”), subject to adjustment as provided in Section 3(c), plus on January 1, 2016 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by four percent (4%) of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Stock as determined by the Administrator (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2016 and on each January 1 thereafter by the lesser of the

Annual Increase for such year or 2,857,000 shares of Stock, subject in all cases to adjustment as provided in Section 3(c). The shares of Stock underlying any Awards under the Plan and under the Company’s 2012 Stock Option and Grant Plan, as amended, that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,750,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b)    [Reserved].
(c)    Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(d)    Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the applicable Award Certificate, in the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, the Plan and all outstanding Awards hereunder will terminate upon the effective time of the Sale Event. Notwithstanding the foregoing, the Administrator may, in its discretion or to the extent provided in the relevant Award Certificate, cause certain Awards to become vested and/or exercisable immediately prior to such Sale Event. In the event of such termination, (i) the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable after taking into account any acceleration thereunder at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee, including those that will become exercisable upon the consummation of the Sale Event (provided  that such exercise shall be subject to the consummation of the Sale Event).  The Company shall also have the right, but not the obligation, to make or provide a cash payment to the grantees holding other Awards, in exchange for cancellation thereof an amount equal to the Sale Price multiplied by the number of shares subject to such Awards, to be paid at the time of the Sale Event or upon the later vesting of such Awards.
Notwithstanding anything to the contrary herein, in the event a grantee’s service relationship is terminated by the Company or any successor without Cause within one year following the consummation of a Sale Event, any Awards assumed or substituted in a Sale Event which are subject to vesting conditions, the lapse or achievement of any conditions and/or a right of repurchase in favor of the Company or a successor entity, shall accelerate in full, and any Awards accelerated in such manner with conditions and restrictions relating to the attainment of performance goals will be deemed achieved at one hundred percent (100%) of target levels. As used in this subsection (d) only, “Cause” shall mean dismissal as a result of (i) any material breach by the grantee of any agreement between the grantee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the grantee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the grantee of the grantee’s duties to the Company.

SECTION 4.	ELIGIBILITY
Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and other key persons (including Consultants) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS
(a)    Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)    Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value on the grant date.
(c)    Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d)    Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)    Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:
(i)    In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii)    Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)    By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or
(iv)    With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f)    Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS
(a)    Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b)    Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant.
(c)    Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d)    Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7.	RESTRICTED STOCK AWARDS
(a)    Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
(b)    Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)    Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)    Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8.	RESTRICTED STOCK UNITS
(a)    Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b)    Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.
(c)    Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 13 and such terms and conditions as the Administrator may determine.
(d)    Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	CASH-BASED AWARDS
Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11.	PERFORMANCE SHARE AWARDS
(a)    Nature of Performance Share Awards. The Administrator may grant Performance Share Awards under the Plan. A Performance Share Award is an Award entitling the grantee to receive shares of Stock upon the attainment of performance goals. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the performance goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.
(b)    Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Stock actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c)    Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES
(a)    Performance-Based Awards. The Administrator may grant one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of , or in anticipation of, any other unusual or nonrecurring events affecting the Company or the financial statements of the Company or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions; provided, however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.
(b)    Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee (or any other eligible individual that the Administrator determines is reasonably likely to become a Covered Employee), the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.
(c)    Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.
(d)    Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 1,750,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $2,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13.	DIVIDEND EQUIVALENT RIGHTS
(a)    Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units, a Restricted Stock Award with performance vesting or a Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
(b)    Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights or equivalent interest granted as a component of any award of Restricted Stock Units, Restricted Stock Award or Performance Share Award that has not yet vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.	TRANSFERABILITY OF AWARDS
(a)    Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)    Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.
(c)    Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than fifty percent (50%) of the voting interests.
(d)    Designation of Beneficiary. To the extent permitted by the Administrator, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15.	TAX WITHHOLDING
(a)    Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)    Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

SECTION 16.	SECTION 409A AWARDS
To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.	TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.
(a)    Termination of Employment. If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.
(b)    For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i)    a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(ii)    an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18.	AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19.	STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.	GENERAL PROVISIONS
(a)    No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)    Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)    Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d)    Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e)    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f)    Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 21.	EFFECTIVE DATE OF PLAN
This Plan shall become effective immediately prior to the Company’s Initial Public Offering, following stockholder approval of the Plan in accordance with applicable state law, the Company’s bylaws and certificate of incorporation, and applicable stock exchange rules or pursuant to written consent. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22.	GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.